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                                                                      EXHIBIT 99

                                                           [Summit Medical Logo]

              SUMMIT MEDICAL ANNOUNCES STRATEGIC REPOSITIONING PLAN

Minneapolis (June10, 1998)...Summit Medical Systems, Inc. (Nasdaq: SUMT), today announced a series of strategic decisions intended to focus the Company's resources on its medical product manufacturer segment and to transition the Company out of the healthcare provider software market.

The Company plans to concentrate exclusively on clinical research outsourcing for pharmaceutical, device and biologic manufacturers. The Company's subsidiary, C.L. McIntosh & Associates, will broaden its capabilities to provide additional services which complement its excellent reputation in the regulatory consulting area. In addition, the Company's Nashville office is focused on developing various clinical trial management and registry product services.

Barbara Cannon, President & CEO, commented, "I believe it is in the best interest of Summit Medical to focus its resources on the manufacturer market. The clinical research arena continues to provide significant growth opportunities to companies that are able to deliver high quality service. We believe the talent and experience of our team, combined with the Company's technological expertise, will allow us to differentiate ourselves in this market."

Cannon stated, "The Board directed the senior management team to evaluate our provider software business in light of the ongoing losses in this segment. We concluded that infrastructure costs and continued product development expenses presented significant challenges in achieving profitability. In the best interests of our shareholders, we have decided to take steps to limit the losses in this segment, which include reducing costs and implementing an exit strategy. We also believe there is a trend toward consolidation in our industry, supporting our interest in identifying a buyer for the provider software business."


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                          [Summit Medical Letterhead]
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Summit Medical Systems, Inc.
June 10, 1998
Page 2

As part of its decision to exit the provider software market, the Company intends to retain an investment-banking firm to evaluate its alternatives regarding the provider software business, including the possible sale of this business.

The Company also announced it will discontinue development and marketing of its healthcare provider software products. As a consequence, the Company will reduce its work force by 29 employees, primarily in its Minneapolis office. The Company will, however, continue to support its Summit Vista(R) and Crescendo!(TM) clients through June 1999. In order to provide support for these clients, the Company will retain employees in customer service, implementation and other support roles. Cannon commented, "We are committed to providing our clients support and service for the next year while helping them through this time of transition."

As a result of its decision to exit the provider market, the Company estimates that it will incur charges in the second quarter of approximately $5.4 million, consisting primarily of costs related to employee severance and retention, facility restructuring and remaining contractual obligations. Beginning in the second quarter of 1998, the provider segment will be presented in the Company's financial statements as a discontinued operation.

Summit Medical is a provider of clinical information systems, regulatory consulting, clinical research, and clinical trial management services to the healthcare industry. Database technology and research and consultative services offered by the Company give healthcare providers and manufacturers the information tools to capture, analyze, manage, and report clinical, economic, and patient-reported outcomes. Regulatory consulting, clinical research, and clinical trial management services aid manufacturers of healthcare products in device evaluation, regulatory strategy, product and manufacturing quality assurance, statistical analysis, clinical study design, and clinical trial management.

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Summit Medical Systems, Inc.
June 10, 1998
Page 3

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding intent, belief or current expectations of the Company and its management. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the lack of an operating history in the clinical research market on which to base expectations for future performance, failure of the Company's clinical research services to obtain market acceptance, failure of the Company to compete effectively in the highly competitive clinical research market, failure of the Company to recruit and integrate experienced clinical services employees, failure of the Company to find a purchaser or purchasers for its provider business, failure of the Company's assumptions regarding reorganization changes to be fulfilled, and adverse outcomes related to the Company's shareholder lawsuits or SEC investigation. The forward-looking statements herein are qualified in their entirety by the cautions and risk factors set forth in Exhibit 99, under the caption "Cautionary Statement," to the Company's Annual Report on Form 10-K, dated March 27, 1998.

                                            Contact: Paul Johnson
                                                     Chief Financial Officer
                                                     612-939-2200

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